Exhibit 99.1

Plug Power

The Big Beautiful Bill and the Impact to our Business

July 7, 2025

Presenters

Teal Hoyos - VP, Marketing and Communications
Andy Marsh - Chief Executive Officer
Paul Middleton - Chief Financial Officer

Sanjay Shrestha - President

Q&A Participants

Colin Rusch - Oppenheimer

Andrew Scott - Roth Capital Partners

Sameer Joshi - HC Wainwright

Dushyant Ailani – Jefferies

Chris Dendrinos – RBC Capital Markets

Bill Peterson – J.P. Morgan

Chris Tsung – Wolfe Research

Operator

Hello and welcome to today's Plug Power Investor Update Conference Call and Webcast. At this time, all participants are in a listen only mode. If anyone should require operator assistance, please press star, zero on your telephone keypad. A question and answer session will follow the formal presentation, and you may be placed in the question queue at any time by pressing star, one on your telephone keypad. As a reminder, this conference is being recorded.

It's now my pleasure to turn the floor over to your host, Teal Hoyos, Vice President, Marketing and Communications. Please go ahead, Teal.

Teal Hoyos

Thank you. This call will include forward-looking statements about Plug Power Incorporated. These forward-looking statements will contain projection of Plug's future results of operations or Plug's business or financial position or other forward-looking statements. We intend these forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in Section 27-A of the Securities Act and Section 21-E of the Securities Exchange Act.

These forward-looking statements are based upon the current expectations, estimates, forecasts and projections as well as the current beliefs and assumptions of Plug's management and are subject to significant risks and uncertainties and include, but are not limited to, statements about management's expectations regarding the final reconciliation legislation that passed both the Senate and the House.

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Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in the forward-looking statements as well as the risks related to Plug's business in general, see Plug's public filings with the Securities and Exchange Commission, including the Risk Factors section of Plug's annual report on Form 10-K for the year ended December 31st, 2024 and the quarterly report on Form 10-Q for the quarter ended March 31st, 2025 and subsequent filings with the Securities and Exchange Commission.

These forward-looking statements speak as of the day in which the statements are made, and we do not undertake or intend to update any forward-looking statements after this call or as a result of new information.

The transcript of this call will be filed with the SEC, and the playback of this webcast will be available on the Plug Investor Relations website at www.ir.plugpower.com for a period of time following the call.

I will now turn the call over to Plug's CEO, Andy Marsh.

Andy Marsh

Thanks, everyone, for being here on such short notice. I want to take a few minutes to highlight what I see as one of the most meaningful policy wins for Plug and really for the entire hydrogen fuel cell sector in the last several years.

Let me start by saying we are in a much better place today than we were a year ago. Last year at this time, the policy outlook was unclear, and only three weeks ago, the House bill would have sunset key provisions under the Inflation Reduction Act by the end of 2025. That would have cut off the runway just as the industry was getting airborne.

The Senate draft wasn't much better, and frankly, the old version of section 48-E was challenging for fuel cells. That's why we engage. Plug worked hard alongside industry partners to help shape legislation that actually works. And we're seeing the results in the final bill.

Let's start with Section 48-E, and this one hasn't really gotten the attention it deserves. The bill delivers a full 30% investment tax credit for qualified fuel cell property that begins construction between 2026 and 2032, and it does so without a zero emissions requirement, without restrictions on foreign component sourcing and without prevailing wage or apprenticeship hurdles. This means the credit is not just there, it's actually accessible.

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We now have a clean, workable credit for fuel cells that mirrors what section 48 used to be but extends into the next decade. And that matters because this clarity allows us to make long term decisions with confidence. It allows our partners and customers to do the same. When we talk about building a sustainable hydrogen ecosystem, policy certainly like this is critical.

Now let's talk about the hydrogen production in section 45-E. The final legislation extends the production tax credit for clean hydrogen through the end of 2027. That's a big step forward from where we were even six months ago. Both direct pay and transferability were preserved, which keeps this credit viable and financeable. But the most important detail, and I can't emphasize this enough, is that the credit applies to projects that commence construction before 2028. That's a major win.

This gives Plug the time and flexibility to sequence our hydrogen plant build-out more effectively. We're no longer forced into a race to break ground just to meet an arbitrary deadline. We can build smart, we can build strategically, and we can bring capacity online with market demand.

This also matters to our customers, especially in our electrolyzer business. We've seen strong momentum in our electrolyzer business, and the 45-E extension provides a clearer path for customers who want to pair our technology with green hydrogen projects. Whether it's 100 megawatt system or a gigawatt build system, having this commenced construction windows gives them time to plan, and it gives us the opportunity to close big transformation deals.

We've also seen strong customers just across new sectors. The flexibility in the bill is particularly valuable for opportunities in renewable natural gas, sustainable aviation fuel and green ammonia. These are markets where the scale is real, the decarbonisation pressure is growing, and a technology, our technology is ready. Having a stable and extended 45-E credit enables these projects to move from PowerPoint to execution.

Now energy storage got a boost, too, with its own 30% ITC under 48-E. But unlike fuel cells, storage still faces space and sourcing requirements tied to foreign entity content. This adds complexity. It's important to say this plainly - fuel cells are not subject to these restrictions. That's a key differentiator and allows us to move faster and avoid some of the friction that others may encounter.

So here is the bottom line. The bill gives Plug the certainty and policy foundation we've been advocating for. We're better off than we were a year ago, much better. We may now have real tools in place to drive deployment across fuel cells, hydrogen production and electrolyzers. And we've got a multi year window to do it right. This is exactly the kind of momentum we needed, and we plan to take full advantage of it.

Additionally, our balance sheet and cost structure are much better than we were at the end of 2024, which also makes it easier to take advantage of this opportunity.

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Sanjay's here with me, and we're now open for questions.

Operator

Thank you. We'll now be conducting a question and answer session. If you'd like to be placed in the question queue, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue.

Our first question is coming from Colin Rusch from Oppenheimer. Your line is now live.

Colin Rusch

Thanks so much, guys, you know, and congratulations on this. Can you talk a little bit about the queue of customers that were waiting for some clarity around some of these provisions and what you expect that pipeline to look like or evolve over the next several quarters as you think about potential Safe Harboring and deposits on some of the equipment?

Andy Marsh

Yeah. So I think what's really important, Colin, when it comes to fuel cells for our material handling business, it's -- we're back to where we were 420 -- at the end of the year where customers will be able to take this credit as they have done in the past. So the issue of Safe Harboring we don't see as an issue when it comes to our fuel cell business. That's a real big deal.

It has been -- and we'll see growth in material handling this year, but it certainly has been challenging explaining what was present in 48-E since we had to link it directly to our green hydrogen plants. Now we can use green hydrogen, grey hydrogen, whatever hydrogen they want. So we really do -- and -- see this as a real boost to get material handling growing back at the pace it was previously,

For our electrolyzer business, I know there are gigawatts of opportunities we have been engaged in, some with the multinationals who were really trying to understand what 45-D was going to be and folks involved with projects -- I was in France with a big project for a renewable natural gas using carbon capture and green hydrogen for export. And I can tell you this policy certainly makes projects like that much, much easier to execute on.

Colin Rusch

Excellent. And then I guess from a financing perspective, can you talk a little bit about your ability to monetize these credits and how that changes some of your cash flow considerations over the next call it 18 months?

Andy Marsch

I'm going to call -- I didn't ask Paul on the call, but he's sitting here with me. I'm gonna let him take that one.

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Paul Middleton

Hey, Colin, how are you doing? So I think there's a couple of different things. One is, on the PCC credits, last year was the first year we recognized them. Establishing that and filing them and getting the cash this year as part of our tax filing is a good prelude to what I envision us being able to now -- the credits for this year being able to sell off. So we're working processes as we speak to monetize those more timely now that we've established that, and it's been -- it's more clear.

And then you've got the ITC credits, obviously, on the equipment which a lot of our customers have take advantage of. And then we've got ITC, which we've monetized earlier this year on Georgia, and we now are actively working on monetizing the ITC for the Louisiana plant. So where we can tap into the market and sell these credits off and monetize those more timely is the key for us and. And with every day and things like this bill, it makes it easier for us to be able to do that.

Colin Rusch

Thanks so much, guys. I'll hop back in -- oh, go ahead.

Andy Marsh

But I think it's fair to say, Paul, now that there's certainty, it makes life a lot easier for people looking to buy these tax credits.

Paul Middleton

Yeah, and more attractive because there's a lot of appetite for credits. And so the fact that you have certainty and an abundance of opportunities, it makes it really exciting for participants to jump in.

Colin Rusch

Excellent. I'll hop back in queue, guys. Thanks so much.

Andy Marsh

Okay. Thanks, Colin.

Operator

Thank you. Next question is coming from Andrew Scott from Roth Capital Partners. Your line is now live.

Andrew Scott

Hey, guys. On your [inaudible]--

Andy Marsh

--Hi, Andrew.

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Andrew Scott

Hey. Thanks for taking the question. I mean, you guys kind of touched on 45-D briefly, but can you guys just talk about if you've heard any discussions on energy input into the facility and whether there'll be any stipulations around that?

Andy Marsh

So let me just say that -- to be fair, Andrew, I have not. The discussions I've had have been more associated with the implications to the req [sp] market when it comes to generation of hydrogen from electricity. We do -- and during my discussions, we do think there'll be some pressures on the price of reqs, but we're in a good position in Texas, for example, which will be the next site we build where we have a 300 megawatt PCA at prices under $0.03 a kilowatt hour, which bring a req with it. So I think some of those items will balance themselves out, but that's really been where we've had many of our discussions.

Sanjay, you want to add anything?

Sanjay Shrestha

No, Andrew, I think as Andy highlighted, right, that that's how we see it. I mean, we're long req in Texas; really puts us in a good spot. And req is obviously a bit more of a liquid market, especially when you think about Arcot [sp], given the amount of renewable resources there. So really puts us in a good spot.

And as it relates to Georgia, as we've always said, we've been buying solar req for that plant, and it's been reasonably priced. We believe we can continue to do that. So again, input -- Andy, as you already said, right, we don't really see any major changes here, feel like we're in a good spot given the PPA [sp] we have and given what we're doing in Georgia, given that those are the two key plans we're really thinking about at this point in time.

Andrew Scott

Great. Well, thank you for the details, and I'll hop back in the queue.

Andy Marsh

Okay. Thanks, Andrew.

Operator

Thank you. Next question is coming from Sameer Joshi from HC Wainwright. Your line is now live.

Sameer Joshi

Hey, Andy, Paul.

Andy Marsh

Hi, Sameer. How are you?

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Sameer Joshi

How are you? Just good. How are you?

Andy Marsh

Good. Very good--

Sameer Joshi

--So just a question on the -- good, good. Clarification on the 45-D. You mentioned the credit is available to projects that commence before 2028. That is basically the production should start before January 1st, 2028, right? Is that correct?

Andy Marsh

No. So let me make sure I'm clear. I may not have been clear. So 48-E takes effect for projects that come in in 2026 through 2032.

Sameer Joshi

Yeah.

Andy Marsh

That's a big deal. So if Walmart, Sameer, in 2029 is doing fuel cells, which they will be doing, they'll be able to take a 30% tax credit on the fuel cell properties like they've done for the last 15 years.

Sameer Joshi

Understood.

Andy Marsh

Yeah.

Sameer Joshi

[Inaudible]

Andy Marsh

It's a big deal, Sameer, because it makes it really simple. It has none of the complications that were built into 48-E.

Sameer Joshi

Yeah, the other -- you can use any kind of fuel and energy source.

Andy Marsh

Right.

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Sameer Joshi

So that is good. On the -- so just stepping back, this is -- this call is focused mainly on the federal incentives and the implications of those, but you also may be enjoying some state level incentives or state level programs that may be in the works, if you can talk about that. And then also internationally, are you exploring other opportunities around the world?

Andy Marsh

Yeah. So, Sameer, I spend a lot of time internationally. I've been probably international -- in Europe for 20 of the last 30 days. And many of our customers that we're dealing with are dealing -- have won the hydrogen bank auctions, are receiving significant credits. We're seeing most of that activity -- if you really look at it, it's UK, Spain, Germany and a bit in Finland where we're seeing the most active activity where there's both the EU level support as well as in country support. And I suspect most of the deals will close by the end of this year will be in that region.

So we talked about before we had about $200 million of backlog for this year for our electrolyzer business. Probably 80% of that had to do with Europe.

Sanjay's about -- I think he's leaving tomorrow for Australia where, again, the policy environment is very favorable for fuel cells. And I think we're close to some pretty big deal -- maybe you want to talk about Australia and the ARENA [ph] funding.

Sanjay Shrestha

Yeah. So, Sameer, you might have seen this. There was actually a recent grant of $432 million for one particular project in Australia as a part of the ARENA funding, right? And that actually closes out round one of that ARENA funding.

Now in round two, they're talking about $1.2 billion. So obviously, there'll be many applicants for that round two, as well. So the level of activity in Australia is pretty robust. There's a big hydrogen conference there in July, which is why I'm headed out there, as Andy said, tomorrow evening. So we'll be there for 10 days or so. There's a lot going on there.

And, Andy, if I may also point out one more thing.

Andy Marsh

Yeah, go ahead.

Sanjay Shrestha

So, Sameer, I've, I think, been on the road a decent amount just about three or four weeks ago, just came back from Central Asia, as well, in Uzbekistan where we did sign framework agreement with one of our strategic partner/customers, which could be a 2 gigawatt electrolyzer.

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They have actually even taken a step further in terms of getting further agreement with the government, in terms of land acquisition and things like that. This will actually be one of the largest bio refinery plant with sustainable aviation fuel and urea. That's, again, another two gigawatt. In Australia, we're looking at 3.1 gigawatt. We have other projects that are totaling more than gigawatts. So international activity, when you think Australia, AsiaPac and Europe, the electrolyzer business is looking really, really good. Always hard to say exactly which quarter the new orders come in. But again, it's not about 2025 from a new booking's perspective for us, but you look '26 and beyond that, business is looking really robust.

And one more point, if I may add here. This is also helping some of the other sustainable fuel, as Andy talked about, renewable diesel opportunity, where we can also leverage a lot of our skid manufacturing capabilities and things like that in our liquefaction business. And frankly, wouldn't be surprised if you start to hear again about some of the liquefier projects that have been on hold, given the lack of clarity on the section 45V, might actually come back on the table again and some level of activity unfolding on that front as well.

Sameer Joshi

Yeah. No, this is really interesting. Looks like you have a short-term, near term, two, three-year boost from the current federal action, and then you have many irons in the fire, so to speak, internationally. Good luck with that. Thank you. Thank you for taking my questions.

Andy Marsh

OK. Thanks, Sameer.

Operator

Thank you. As a reminder, that's star, one, to be placed in the question queue. Our next question is coming from Dushyant Ailani from Jefferies. Your line is now live.

Dushyant Ailani

Hey, guys. Thanks for taking my question. I just have one quick one.

Andy Marsh

Sure. Good afternoon.

Dushyant Ailani

Good afternoon to you as well, sir. Just, I guess, going back to the previous question on the 48-E, could you kind of talk a little bit about -- maybe share some more, like, what was -- in the conversations you're having with customers, whether it's new customers or old customers who were maybe holding back on hearing more on the guidance for the ITC coming back. I mean, do you see more upside with like, new customers, or is it going to be more like pedestal [ph] customers that are already with you guys?

Andy Marsh

I think I would say both. Part of the problem with 48-E, I think, was a combination of two factors. Now, quite honestly, we're probably the only company in the industry that could even put together an offering that made sense because of our light renewable hydrogen, but the bureaucratic nature really made it cumbersome. And I can tell you, even today, I talked to a couple of our largest customers, and they know how to do it now. You don't have to go through legal opinions. There doesn't have to be any questions. The regulations are very, very tight.

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And essentially, how they executed against what was the old investment tax credit, they can do the same thing now. And I'll be honest with you, I was stunned that it came through as cleanly as we were hoping for. So our customers now, our sales people now, our marketing people now, all our finance people now know the rules of the game, and the question whether you can take the credit or not is really off the table because they know they've done it the same way for years and years.

Dushyant Ailani

Thank you.

Andy Marsh

Hope that helped.

Dushyant Ailani

Yep, thank you.

Operator

Thank you. And once again, that's star, one, to be placed into question queue. Our next question is coming from Chris Dendrinos from RBC Capital Markets. Your line is now live.

Chris Dendrinos

Yeah. Thank you. I guess my question just relates to the planned build out of Texas and then maybe New York in the future. And how are you thinking about that, call it, self-generation build out? Does this bill change that development strategy or the pace at which you go at? Thanks.

Andy Marsh

Yeah. So Chris, I don't feel rushed, but also the certainty for the next three plants for when you start looking at the equipment we own, we have most of our equity components that we've already spent. And I think what you'll probably see is that probably don't change our plans. We're probably commencing construction of Texas before the year's end. If you go look at the annual meeting, I actually have a slide there that shows how Texas has been cleared. The electricity is there. We've connected the plant. The water line for the electrolyzers is there.

I could tell you it's also, the fact that there's clarity makes it a lot easier to bring in a potential equity partner side by side with us in the plant. So we have weekly meetings with the DOE on the loan program. This just makes everything much, much easier. And I think, Chris, I'll commence construction of one plant this year. And probably, there's good possibility a second one in '26 and maybe a third in '27 depending upon how market demand is. And quite honestly, the 48-E language is very, very helpful for market demand.

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Chris Dendrinos

Got it. I guess maybe as a follow up and apologize, might be slightly off topic, but just any --

Andy Marsh

No. It's OK.

Chris Dendrinos

Any extra color you can provide on the status of the DOE loan and those conversations? Thanks.

Andy Marsh

Sure. So Chris, as I mentioned, we are literally meeting with the DOE weekly. I'll be down there either this week or next week to meet with the folks at Department of Energy. I think our focus will be on how to get the first three plants rolling in the next three years. And again, policy certainty helps the DOE too as they work through these decisions. It certainly makes the business case even stronger.

Chris Dendrinos

Got it. Thank you.

Andy Marsh

You're welcome, Chris.

Operator

Thank you. Next question is coming from Bill Peterson from J.P. Morgan. Your line is now live.

Andy Marsh

Hey, Bill.

Bill Peterson

Good afternoon, Andy and team. How's it going?

Andy Marsh

Good to talk to you. Good.

Bill Peterson

Likewise. Maybe a question on, first, try to understand the opportunity that the revised guidance unlocks, versus if the guidance would have been the prior sort of House view of end of this year. What sort of opportunity over the next years do you see this potentially unlocking in the case of your electrolyzer business, or maybe how to frame it, versus the original guidance, which was into the next decade?

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Andy Marsh

You know, Chris, I feel I can tell you that I was in the board and management team, the focus would have been much more European, Australian-oriented. Not that we're going to walk away from the United States, but, Bill, one of my struggles over the last two and a half years, or call it end of '23 before we had our plants online, we had a major crisis with hydrogen because of industrial gas companies' plants going down. And the fact today we have 40 tons of our own control, that's made people more comfortable. And Bill, look, the fact we had that material -- the going concern at the same time, that made people hesitant, and then you had on top of it, the fact that the policy uncertainty, that put challenges -- that really put some strong headwinds in our material handling business.

So we've gotten to the point where they can see, our customers can see, and future customers can see that hydrogen is available. So we can kind of check that off as a headwind. We can check off our balance sheet stronger. We have financial projections, which I think people can see that achieving gross margin neutral by the end of the year and being EBITDA positive by the end of next year. I think when I sit with our customers, they feel comfortable that were financially viable. The biggest next issue was the policy challenges. So I think now we can check that box off. And so I can tell you, I was working on a large, large deal of material handling today with our sales team, and this just makes it, and I mean a big deal, not a small deal. Not to sound like the president there, but it actually, really will help unleash opportunities in material handling.

And I can tell you, I would say two or three of my visits in Europe were actually with customers looking to do deployment to the United States. And the fact they don't have to just rush to an FID and break ground, which makes it even for large multinationals, much harder. And look, you start thinking about renewable natural gas and exporting that to Japan, there are people who can do that. But now that they have a little bit more time, it really makes those programs, when you're talking about three to 500 megawatt projects, it just makes those projects more viable.

Bill Peterson

Yeah. Thanks for that. I wanted to ask kind of more broadly, any potential implications, or positive implications for the regional hydrogen hubs? There's [inaudible] supporting, discussing maybe downsizing to three more blue focused, I think all the stakeholders, or all seven were hoping to have maybe 45V at least through the decade so that you can get these projects started. But is there any chance that some of the more green-focused projects can sneak in by this deadline, or is it going to look still pretty challenging for some of these hydrogen hubs, just given the timing?

Andy Marsh

I can tell you, in West Virginia, we've been doing a lot of work. And I think that one will have both elements of green and blue. I think even some of the more blue-oriented projects, Bill, you'll have elements of green, especially if they're thinking through long-term how they develop export markets for liquid fuels.

Bill Peterson

OK. Thanks, Andy.

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Andy Marsh

Hey, Bill, I probably shouldn't say this. I've always had some -- I've been very public about this. The hubs have never been a high priority for Plug. If they happen, great, but we never thought they were going to be the driver for our business.

Bill Peterson

Understood, more of a broader ecosystem question. Thanks.

Andy Marsh

Yep. Hope they happen.

Operator

Thank you. Next question today is coming from Chris Tsung from Wolfe Research. Your line is now live.

Chris Tsung

Hey Andy, thanks for taking my question.

Andy Marsh

Yeah. Hey, Chris.

Chris Tsung

Hey. So just, I guess, looking at your eight-gigawatt BDEP detail list, just curious, does the passage of this bill grow this number, or maybe from existing opportunities? And maybe, can you frame when you can start generating revenue directly from this?

Andy marsh

I think you'll probably see it -- Chris, so seeing this is July 4th, I think you're talking first quarter '26.

Paul Middleton

And the list would likely grow too.

Andy Marsh

And the list will grow. And I would say that the list, things which we would have on low to medium probability, probably move up to medium to slightly higher probability.

Chris Tsung

All right. Great.

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Andy Marsh

You know, Chris, people really have missed, in the press, the importance of 40/80 and it's really one of the reasons I wanted to have the call today, because everything's been about 45V and to us, 48-E is probably equally as important, because that's the one that's going to use the fuel. And to be able to have people like Walmart, Amazon, Home Depot, be able to take this credit and then take a look back, what is our competition in material handling? Our competition is lithium batteries, which are confronted with some really large tariff challenges from China. So I have a tax credit. I've been exiting China for the last seven years. I have a very small percentage of my products that actually use Chinese content. So it really not only -- it actually benefits us in another way, in the fact that, since we're very much American made for most of our product, it actually really helps separate us from some of the competitive technologies in a warehouse.

Chris Tsung

Great. Yeah. No, that makes a lot of sense. And maybe just on 45V getting two more years compared to the House version, is there still a driver need to restart construction at Texas before year end, or could we see that move to '26?

Andy Marsh

No. Chris, I'm targeting too, but it could be '26, it could be '27. I don't think we'll get there before then. But no, that pressure of having to do something immediately, a good deal of that pressure is off.

Chris Tsung

Thanks. I'll turn it over. Thanks.

Andy Marsh

All right. Thanks, Chris. Well, look, I really appreciate everyone taking the time to receive the update from us on the tax credit, specifically how it impacts Plug. We have our earnings call coming up in early August, and we'll be providing you more insight and customer reactions in the funnel, but I appreciate you taking the time and giving us a chance to clarify what it means to the company. So thank you and have a good week. Bye now.

Operator

Thank you. That concludes today's teleconference and webcast. You may disconnect your line at this time and have a wonderful day. We thank you for your participation today.

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